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                                                                    Exhibit 99.2

                                                                  Execution Copy

                    FIFTH AMENDMENT TO MARKETING AGREEMENT
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     This Fifth Amendment to Marketing Agreement (this "Amendment"), effective as of June 1, 2001, is made and entered into by and between America Online, Inc. ("AOL"), a Delaware corporation, with offices at 22000 AOL Way, Dulles, Virginia 20166, and eMachines, Inc. ("eMachines"), a Delaware corporation, with offices at 14350 Myford Drive, Suite 100, Irvine, California 92606. AOL and eMachines may be referred to individually as a "Party" and collectively as "Parties."

                                  INTRODUCTION
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     WHEREAS, AOL and eMachines have entered into that certain Marketing
Agreement, dated June 17, 1999, as amended (including all exhibits thereto, the "Original Agreement"); and

     WHEREAS, the Parties desire to amend and supplement the terms of the Original Agreement to extend the promotional term of the Consumer Rebate Offer pursuant to the terms provided below.

     NOW, THEREFORE, in consideration of the terms and conditions set forth in this Amendment and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, AOL and eMachines hereby agree to amend and supplement the Original Agreement in accordance with the following terms and conditions:

                                      TERMS
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1.   Consumer Rebate Offer - Rebate Offer Period. The Original Agreement is
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hereby amended by deleting the first sentence of Section E of Exhibit B in its entirety, "The Rebate Offer Period shall be a two (2) year period commencing from the launch date (to be determined by eMachines, AOL and the Bank), provided that at AOL's sole discretion, AOL may elect to extend the Rebate Offer Period", and replacing it with the following text, "The Rebate Offer Period shall commence on the launch date (to be determined by eMachines and AOL, plus the Bank, if any) and shall terminate on September 8,2001, provided that at AOL's sole discretion, AOL may elect to extend the Rebate Offer Period."

2.   Definitions. Capitalized terms used but not defined herein shall have the
     -----------
meanings given thereto in the Original Agreement.

3.   Original Agreement. Except as specifically amended and supplemented hereby,
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the Original Agreement remains in full force and effect.

4.   Counterparts. This Amendment may be executed in counterparts, each of which
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will be deemed an original and all of which together will constitute one and the same document.

                   [SIGNATURES APPEAR ON THE FOLLOWING PAGE]

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                                                                  Execution Copy


         IN WITNESS WHEREOF, the Parties hereto executed this Amendment as of the date first above written.

AMERICA ONLINE, INC.                            EMACHINES, INC.

By: /s/ Steven Ritman                           By: /s/ Adam Andersen
    ---------------------                           ---------------------

Print Name: Steven Ritman                       Print Name: Adam Andersen

Title: VP, Business Affairs                     Title: SVP/COO

Date: 8/29/01                                   Date: